UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2007

VITAL LIVING, INC. (Exact Name of Registrant as Specified in its Charter)

Nevada	000-33211	88-0485596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite 105, Phoenix, Arizona 85018 (Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (602) 952-9909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VITAL LIVING, INC.

FORM 8-K

CURRENT REPORT

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2007, we entered into a Settlement Agreement and General Release with Gregg A. Linn, our former Chief Operating Officer and Chief Financial Officer. Pursuant to the Settlement Agreement, Mr. Linn’s employment with us terminated effective April 19, 2007, and he resigned from our Board of Directors effective on that date.

Pursuant to the Settlement Agreement and General Release, we and Mr. Linn mutually released one another from any and all claims and liabilities arising up to the effective date of the agreement, including liabilities pursuant to certain employment laws.

In consideration for the release and in accordance with the provisions of his employment agreement, we paid Mr. Linn $75,000 on the effective date, and will pay Mr. Linn an additional $100,000 by June 4, 2007, which represents $75,000 salary and $25,000 bonus related to 2006 that remained unpaid. In addition, all of Mr. Linn’s stock options or other equity incentives provided to him under any of our equity incentive plans expired as of the effective date of the agreement.

The Settlement Agreement and General Release is attached hereto as Exhibit 10.51.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 19, 2007, Gregg A. Linn resigned as our Chief Operating Officer, Chief Financial Officer, and as a director.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.51	Severance Agreement and General Release, dated April 19, 2007, between the Registrant and Gregg A. Linn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2007	VITAL LIVING, INC.

	By:	/s/ Stuart Benson
Stuart Benson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.51	Settlement Agreement and General Release between the Registrant and Gregg A. Linn, dated as of April 19, 2007.